Rule 10f-3 Transaction Form

Acquisition of Securities During Affiliated Underwritings

Participating Funds

U.S. Registered Funds (Name of Fund, Aladdin Ticker):
BlackRock Municipal Income Quality Trust (BYM)
BlackRock MuniYield Quality Fund, Inc. (MQY)
BlackRock MuniYield Quality Fund III, Inc. (MYI)
BlackRock MuniEnhanced Fund, Inc. (MEN)
BlackRock Municipal Bond Trust (BBK)
BlackRock Investment Quality Municipal Trust (BKN)
BlackRock MuniYield Quality Fund, Inc. (MQY)
BlackRock MuniYield Quality Fund II, Inc. (MQT)
BlackRock MuniYield Investment Quality Fund (MFT)
BlackRock Municipal Bond Investment Trust (BIE)
BlackRock MuniVest Fund, Inc.  (MVF)
BlackRock MuniYield Investment Fund (MYF)
BlackRock Strategic Income Opportunities Portfolio  (BR-
SIP)
iShares National AMT-Free Muni Bond ETF  (ISHMUNI)
BlackRock Municipal Income Investment Trust  (BBF)
BlackRock MuniHoldings Investment Quality Fund  (MFL)
BlackRock MuniHoldings Quality Fund, Inc. (MUS)
BlackRock MuniHoldings Quality Fund II, Inc.  (MUE)
BlackRock Municipal Income Investment Quality Trust
(BAF)
iShares Short-Term National AMT-Free Muni Bond ETF
(NATO-5)



The Offering

Key Characteristics (Complete ALL Fields)

Date of
Offering
Commencement:
06/27/13

Security Type:
Municipal


Issuer
State of Illinois General Obligation
Bonds

Selling
Underwriter
WELLS FARGO SECURITIES LLC

Affiliated
Underwriter(s)
[ ]
[X] Other:  PNC Capital Markets LLC

List of
Underwriter(s)
Wells Fargo Securities, Siebert
Brandford Shank & Co, Stifel, Nicolaus &
Company, Inc., Cabrera Capital Markets,
LLC, George K. Baum & Company, Lebenthal
& Company LLC, M.R. Beal & Company,
Oppenheimer & Co.,  Piper Jaffray, PNC
Capital Markets LLC, William Blair &
Company, L.L.C., Janney Montgomery Scott
LLC & North South Capital LLC



Transaction Details

Date of Purchase
06/27/13


Purchase
Price/Share
(per share / %
of par)

$99.758,
$98.003,
$105.247
,
$109.319
,
$98.827,


Total
Commission,
Spread or
Profit
..500


1.  Aggregate Principal Amount
Purchased (a+b)
27,625,000

a.  US Registered Funds
(Appendix attached with
individual Fund/Client purchase)
25,625,000

b.  Other BlackRock Clients
2,000,000

PI (None)
2.  Aggregate Principal Amount of
Offering
1,300,000,000.0
0

Fund Ratio
[Divide Sum of #1 by #2]
Must be less than 0.25
(unless securities are Government
Securities)
0.02125



Legal Requirements

Offering Type (check ONE)

The securities fall into one of the following transaction types (see Definitions):
[ ] U.S. Registered Public Offering [Issuer must have 3 years of continuous operations]
[ ] Eligible Rule 144A Offering [Issuer must have 3 years of continuous operations]
[X] Eligible Municipal Securities [Issuer must have 3 years of continuous operations]
[ ] Eligible Foreign Offering [Issuer must have 3 years of continuous operations]
[ ] Government Securities Offering

Timing and Price (check ONE or BOTH)

 [X] The securities were purchased before the end of the first day on which any sales were made, at a price that was not more than the price paid by each other purchaser of securities in that offering or in any concurrent offering of the securities; and
[ ] If the securities are offered for subscription upon exercise of rights, the securities were purchased on or before the fourth day before the day on which the rights offering terminated.

Firm Commitment Offering (check ONE)

[X] YES
[ ] NO
The securities were offered pursuant to an underwriting or similar agreement under which the underwriters were committed to purchase all of the securities being offered, except those purchased by others pursuant to a rights offering, if the underwriters purchased any of the securities.

No Benefit to Affiliated Underwriter (check ONE)

[X] YES
[ ] NO
No affiliated underwriter was a direct or indirect participant in, or benefited directly or indirectly from, the transaction.




Completed by: Eileen Rodriguez Global Syndicate Team Member

Date: 07/02/13





Approved by: Steven DeLaura Global Syndicate Team Member

Date: 07/08/13